UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2015

BLUE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36551	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

320 Norwood Park South, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 361-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Stock Option and Restricted Stock Awards.  On October 7, 2015, Blue Hills Bancorp, Inc. (the “Company”) granted stock options and restricted stock awards under the Blue Hills Bancorp, Inc. 2015 Equity Incentive Plan (the “Plan”) to its directors, officers and employees, including the Company’s named executive officers. The Company intends to fund the shares to be issued under the stock options and restricted stock awards through repurchases of the Company’s stock.

Each award granted under the Plan is evidenced by an award agreement signed by the grantee.  The Employee Stock Option Agreement and the Director Stock Option Agreement provide the terms of individual option grants, including the number of options granted, the exercise price per share, the date of grant, the restrictions on transfer, the effect of termination under certain conditions, and the term and expiration date of the options.  The Restricted Stock Award Agreement provides the terms of individual restricted stock awards, including the number of shares awarded, the restrictions on transfer, grantee rights prior to vesting of awards, and the effect of termination under certain conditions.  Each stock option award and each restricted stock award will vest in equal installments over a five year period, commencing one year from the date of grant.

Performance-Based Awards.  On October 7, 2015, the Company also granted 40,000 performance-based restricted stock awards under the Plan to the Company’s Chief Executive Officer, William M. Parent.   The Company intends to fund any shares to be issued under the performance-based awards through repurchases of the Company’s stock.  The performance-based awards will vest at the rate of up to 20% per year over a five year period, based upon the achievement of one or more performance measures set forth in the Plan. The performance measures for Mr. Parent’s awards, as selected by the Compensation Committee of the Company’s Board of Directors, relate to the following three factors:  (i) non-performing loans as a percentage of total loans; (ii) annual percentage growth in total loans and leases; and (iii) annual percentage growth in tangible book value.

The foregoing description of the material terms of the above Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements which will be filed with the Company's next quarterly report filed on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.
DATE: October 14, 2015	By:	/s/ William M. Parent
William M. Parent
President and Chief Executive Officer